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                                                                  EXHIBIT 10.18

                             STOCKHOLDERS AGREEMENT

          This Stockholders Agreement (this "Agreement") is dated as of June 30, 1999 by and among Knowles Electronics, Inc., a Delaware corporation (the "Company"), Key Acquisition, L.L.C., a Delaware limited liability company (the "Investor"), the members of management listed on the signature page attached hereto (together with all other executives of the Company who execute and deliver a counterpart of this Agreement on or after the date hereof, "Management"), the members of the "Vendor Group" listed on the attached Exhibit A and, solely with respect to Sections 1, 4, 5, 8, 9 and 11 to 18, Morgan Stanley Senior Funding Inc., Chase Securities Inc., The Chase Manhattan Bank and their respective successors and assigns as Purchasers pursuant to a Note Purchase Agreement dated as of the date hereof with respect to Senior Subordinated Increasing Rate Notes due June 30, 2000 (the "Warrantholders"). The Investor, Management, the Vendor Group and the Warrantholders are referred to herein collectively as the "Stockholders," and each individually as a "Stockholder."

          The Company and the Stockholders desire to enter into this Agreement for the purposes, among others, of (i) establishing the composition of the Company's board of directors (the "Board"), (ii) assuring continuity in the management and ownership of the Company and (iii) limiting the manner and terms by which the Stockholder Shares may be transferred.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

          1. Definitions.

          "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person and any partner of a Person which is a partnership (so long as all distributions made by such partnership are made pro rata among its partners based upon the economic ownership of such partnership).

          "Approved Sale" means the sale of the Company, in a single transaction or a series of related transactions, to a Person who is not an Affiliate of the Approving Stockholders (as hereinafter defined) (a) pursuant to which such Person proposes to acquire all or substantially all of the outstanding capital stock (whether by merger, consolidation, recapitalization, reorganization, purchase of the outstanding capital stock or otherwise) or all or substantially all of the consolidated assets of the Company, (b) which has been approved by the Board and the holders of a majority of the Investor Shares, voting together as a single class (the "Approving Stockholders"), and (c) pursuant to which all holders of each class of capital stock and holders of securities exchangeable or convertible into such class of capital stock receive with respect thereto (whether in such transaction or, with respect to an asset sale, upon a subsequent liquidation) the same form and amount of consideration per share of capital stock (or underlying Common Stock in the case of an exchangeable or convertible security and net of any exercise or conversion price in such case) or, if any such holders are given an option as to the form and amount of consideration to be received, all holders are given the same option.


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          "Closing Date" has the meaning assigned to that term in the
Recapitalization Agreement among the Investor, the Company, and the stockholders listed on Schedule 1.1-A thereto dated as of June 23, 1999 (the
"Recapitalization Agreement").

          "Common Stock" means, collectively, (i) the Company's Class A Common Stock, par value $.001 per share, (ii) the Company's Class B Common Stock, par value $.001 per share, (iii) any other class of common stock of the Company, and
(iv) any capital stock of the Company issued or issuable with respect to the securities referred to in clauses (i), (ii) or (iii) by way of stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

          "Family Group" means (with respect to an individual) such individual's spouse, siblings and their collective descendants (whether natural or adopted), and any trust solely for the benefit of such individual, such individual's spouse, siblings, their collective descendants (whether natural or adopted) and/or a charitable organization.

          "Investor Shares" means all Stockholder Shares issued or issuable to the Investor or any of its Affiliates.

          "Management Shares" means all Stockholder Shares issued or issuable to any member of Management or any of such member's Affiliates.

          "Officer's Certificate" means a certificate signed on behalf of the Company by the Company's president or its chief financial officer, in his capacity as such, stating that, to the best of such officer's knowledge, (i) the officer signing such certificate has made or has caused to be made such investigations as are necessary in order to permit him to verify the accuracy of the information set forth in such certificate and (ii) such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

          "Other Stockholders" means, with respect to a Stockholder, all Stockholders other than such Stockholder.

          "Ownership Ratio" means, at any time, with respect to a particular Stockholder holding a particular class of the Company's capital stock, the ratio obtained by dividing (A) the shares of such class of capital stock held by such Stockholder by (B) the aggregate number of shares of such class of capital stock held by the Stockholders.

          "Person" means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization and any governmental entity or any department, agency or political subdivision thereof.

          "Preferred Stock" means, collectively, (i) the Company's Series A-1 Preferred Stock, par value $.001 per share, (ii) the Company's Series A-2 Preferred Stock, par value $.001 per share, (iii) any other series of preferred stock of the Company, and (iv) any capital stock of the Company issued or issuable with respect to the securities referred to in clauses (i), (ii) or
(iii) by way of stock

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split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

          "Public Sale" means any sale of capital stock to the public pursuant to an offering registered under the Securities Act, or (except for the purposes of Sections 4(a) and 4(b) hereof) to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 or Rule 144A adopted under the Securities Act.

          "Qualified Public Offering" means the sale to the public in one or more underwritten public offerings registered under the Securities Act or Public Sales of shares of Common Stock in which the Company and the Investor receive an aggregate value (based on the midpoint of the proposed offering price range specified in the registration statement used to offer such securities) of not less than $20 million.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Stockholder Common Shares" means (i) any Common Stock issued or issuable to the Stockholders on the date hereof, (ii) any other common equity securities of the Company acquired by, or issued or issuable to the Stockholders on or after the date hereof, (iii) any equity securities issued or issuable to the Stockholders directly or indirectly with respect to the securities referred to in clauses (i) and (ii) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization and (iv) for the purposes of Sections 4(a), 5, 8(a) and 15 includes the shares of Common Stock issuable pursuant to the Warrants.

          "Stockholder Preferred Shares" means (i) any Preferred Stock issued or issuable to the Stockholders on the date hereof, (ii) any other preferred equity securities of the Company acquired by, or issued or issuable to the Stockholders on or after the date hereof and (iii) any equity securities issued or issuable to the Stockholders directly or indirectly with respect to the securities referred to in clauses (i) and (ii) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

          "Stockholder Shares" means (i) any Stockholder Common Shares and (ii) any Stockholder Preferred Shares. Shares will cease to be Stockholder Common Shares, Stockholder Preferred Shares and Stockholder Shares, and will no longer be subject to this Agreement, when they have been sold in a Public Sale. For purposes of this Agreement, a Person will be deemed to be a holder of Stockholder Shares whenever such Person has the right to acquire directly or indirectly such Stockholder Shares (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and regardless of whether such Stockholder Shares are subject to possible forfeiture or repurchase by the Company.

          "Subsidiary" means, with respect to any Person, any Person of which
(i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is


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at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or
(ii) if a partnership, association or other business entity, a majority of the partnership, membership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in another Person if such Person or Persons shall be allocated a majority of the gains or losses of or shall be or control the managing director or a general partner of such other Person.

          "Vendor Group Shares" means all Stockholder Shares issued or issuable to any member of the Vendor Group or any of such member's Affiliates.

          "Warrants" means the Warrants issued under the Warrant Agreement dated as of June 30, 1999, between the Company and the Purchaser.

          2. Board of Directors and Other Matters.

          (a) From and after the date hereof and until the provisions of this
Section 2 cease to be effective, each holder of Stockholder Shares shall vote all of the voting securities of the Company over which such Person has voting control and shall take all other necessary or desirable actions within his or its control (whether in his or its capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary or desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that:

               (i) the authorized number of directors on the Board shall be established at no less than three and no more than six directors;

               (ii) the following persons shall be elected to the Board at each election of directors:

                    (A) no less than one and no more than three representatives designated by the holders of a majority of the Investor Shares from time to time (the "Investor Directors"), with Ken Terry and Kevin Luzak serving as two of the initial Investor Directors,

                    (B) one representative designated by the holders of a majority of the Vendor Group Shares (the "Vendor Directors"), with James E. Knowles serving as the initial Vendor Director; and

                    (C) the Chief Executive Officer and Chairman of the Company, for so long as they hold those positions;



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               (iii) the composition of the board of directors of each of the
     Company's Subsidiaries (each, a "Sub Board") shall be approved by the Company, and each of the persons described in Section 2(a)(ii) above shall have the option of serving on each such Sub Board as a member or as an observer;

               (iv) any committees of the Board or a Sub Board shall be created only upon the approval of a majority of the voting power of the Board, and the majority of each such committee (if any) shall consist of Investor Directors;

               (v) any director designated hereunder shall be removed from the Board (and thereupon from all Sub Boards and all committees of the Board or any Sub Board) (with or without cause) at the written request of the Person or Persons entitled to designate such director pursuant to subparagraph
     (ii) above, but only upon such written request and under no other circumstances; and

               (vi) in the event that any director designated hereunder for any reason ceases to serve as a member of the Board or a Sub Board or any committee thereof during such director's term of office, the resulting vacancy on the Board or such Sub Board or committee shall be filled by a representative designated by the Person or Persons entitled to designate such director pursuant to subparagraph (ii) above. If any party fails to so designate a representative to fill a directorship within 30 days of a vacancy, the election of a person to such directorship shall be accomplished in accordance with the Company's bylaws and applicable law.

          (b) In lieu of any of the directors whom the Investor or the Vendor Group is entitled to designate pursuant to Section 2(a)(ii) and Section 2(a)(iii), the Investor or the Vendor Group (as the case may be) may designate an observer who shall be treated as a director in all respects except that such observer shall have no voting rights.

          (c) So long as the Investor holds at least 50% of the Company's Class A Common Stock held by it on the Closing Date, the Company's bylaws shall state (by providing for two classes of directors or otherwise) that the votes of the Investor Directors shall constitute a majority for all purposes, and the affirmative vote of at least one Investor Director shall be required for valid board approval of any corporate action.

          (d) The Company shall pay the reasonable out-of-pocket expenses incurred by each director and observer named hereunder in connection with attending the meetings of the Board, any Sub Board and any committee thereof.

          (e) The provisions of this Section 2 will terminate upon the completion of a Qualified Public Offering or an Approved Sale.

          (f) In the event that any provision of the Company's bylaws or certificate of incorporation is inconsistent with any provision of this section, this Agreement governs and the


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Stockholders shall take such action as may be necessary to amend any such provision in the Company's bylaws or certificate of incorporation to remedy such inconsistency.

          3. Conflicting Agreements. Each Stockholder represents that such Stockholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement, and no holder of Stockholder Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement.

          4. Restrictions on Transfer of Stockholder Shares.

          (a) Tag Along Rights. Subject to Sections 4(b), 4(c)(ii) and 4(d), at least 15 days prior to any sale, transfer, assignment or other disposal (a "Transfer") of any Stockholder Shares (other than a Transfer pursuant to a Public Sale or an Approved Sale), the Person making such a Transfer (the "Transferring Stockholder") shall deliver a written notice (the "Sale Notice") to the Company and the Other Stockholders, specifying in reasonable detail the identity of the prospective transferee(s) and the terms and conditions of the Transfer. The Other Stockholders may elect to participate in the contemplated Transfer and sell their Stockholder Shares of the same class by delivering written notice to the Transferring Stockholder within 10 days after delivery of the Sale Notice. If any Other Stockholders have elected to participate in such Transfer, each of the Transferring Stockholder and such Other Stockholders shall be entitled to Transfer in the contemplated Transfer, at the same price and on the same terms, a number of Stockholder Shares of the class covered by the Transfer equal to the product of (i) the quotient determined by dividing (A) the number of Stockholder Shares of such class owned by such Stockholder by (B) the aggregate number of Stockholder Shares of such class owned by the Transferring Stockholder and the Other Stockholders participating in such Transfer, and (ii) the aggregate number of Stockholder Shares of such class or series to be Transferred in the contemplated Transfer.

          (b) First Offer Rights. Subject to Section 4(d), at least 60 days prior to any Transfer of Vendor Shares or Management Shares (other than a Transfer pursuant to a Public Sale or an Approved Sale), the Person making such Transfer (the "Offering Stockholder") shall deliver a written notice (the "Transfer Notice") to the Company and the Investor specifying in reasonable detail the number of Stockholder Shares proposed to be Transferred, the proposed purchase price (which shall be payable solely in cash) and the other material terms and conditions of the Transfer, including the identity of the Transferee. The Company may elect to purchase all (but not less than all) of such Stockholder Shares to be Transferred, upon the same terms and conditions as those set forth in the Transfer Notice by delivering a written notice of such election to the Offering Stockholder within 30 days after the Transfer Notice has been delivered to the Company. If the Company has not elected to purchase all of the Stockholder Shares to be Transferred, the Investor (or any designee of the Investor) may elect to purchase all (but not less than all) of the Stockholder Shares to be Transferred, upon the same terms and conditions as those set forth in the Transfer Notice by giving written notice of such election to the Offering Stockholder within 45 days after the Transfer Notice has been given to the Investor (the "Investor Option Period"). If neither the Company nor the Investor (or any designee of the Investor) elects to purchase all of the Stockholder Shares specified in the Transfer Notice and if the terms and conditions of Section 4(a) above have



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been met, then the Offering Stockholder may transfer the Stockholder Shares specified in the Transfer Notice at a price and on terms no more favorable to the transferee(s) thereof than specified in the Transfer Notice during the 45-day period immediately following the expiration of the Investor Option Period. Any Stockholder Shares not transferred within such 45-day period will continue to be subject to the provisions of this Section 4(b).

          (c) Other Restrictions.

               (i) Subject to Management's right to participate in a contemplated Transfer in accordance with Section 4(a) or pursuant to the Registration Rights Agreement of even date herewith among the parties hereto, no Management Shares (whether or not such shares have vested) may be transferred without the prior written consent of the Investor.

               (ii) Notwithstanding Section 4(a) or anything to the contrary contained in this Agreement:

                    (A) no Vendor Shares may be transferred until the date that is 18 months after the Closing Date without the prior written consent of the Investor, other than transfers to members of the Vendor Group; and

                    (B) no shares of the Company's Series A-2 Preferred Stock may be transferred without the accompanying transfer of a pro rata portion of Common Stock held by the initial holders of such Series A-2 Preferred Stock.

          (d) Permitted Transfers. The restrictions contained in Sections 4(a) through 4(c), other than the restriction contained in Section 4(c)(ii)(A), shall not apply with respect to any Transfer of Stockholder Shares by any Stockholder
(i) pursuant to any put or call option in accordance with the terms of any executive stock purchase agreement, (ii) in the case of a Stockholder that is an individual or a trust, pursuant to applicable laws of descent and distribution, or among such individual's Family Group, or (iii) in the case of the Investor and any Permitted Transferee of the Investor, (A) among their Affiliates, employees and consultants, (B) among any limited or general partner of any of the partnerships owning interests in the Investor, (C) to any employee, prospective employee, director or prospective director of the Company or any Affiliate of the Company or (D) to any former or prospective employee, director or prospective director of the Investor or any Affiliate of the Investor; provided that the restrictions contained in this Section 4 shall continue to be applicable to the Stockholder Shares after any of the foregoing Transfers, and provided further that the transferees of such Stockholder Shares shall have agreed in writing to be bound by the provisions of this Agreement which affect the Stockholder Shares so transferred. All transferees permitted under this
Section 4(d) are collectively referred to herein as "Permitted Transferees." Each Permitted Transferee shall be deemed a Stockholder for purposes of this Agreement.

          (e) Termination of Restrictions. The restrictions set forth in Sections 4(a) through 4(c) shall continue with respect to each Stockholder Share until the earlier of (i) the transfer of such Stockholder Share in a Public Sale, or (ii) the consummation of an Approved Sale or a Qualified Public Offering.


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          5. Preemptive Right. Prior to any issuance by the Company (other than pursuant to the Warrants) of any shares of a particular class of capital stock to any Person (an "Offeree"), after the date hereof (a "Proposed Issuance"), the Company will offer to sell to each Stockholder a number of such securities (the "Offered Shares") necessary to ensure that such Stockholder's Ownership Ratio with respect to such class of capital stock immediately after the Proposed Issuance (including the Offered Shares) is equal to the Ownership Ratio immediately prior to the Proposed Issuance; provided that neither (A) the issuance by the Company of shares to any member of Management within 2 years of the Closing Date nor (B) the reissuance to Management by the Company of shares which were repurchased by the Company shall be a Proposed Issuance. The Company shall give each Stockholder at least 10 business days prior written notice of any Proposed Issuance, which notice shall disclose in reasonable detail the proposed terms and conditions of such issuance (the "Issuance Notice"). Each Stockholder will be entitled to elect to purchase all or any of the Offered Shares for the same consideration and otherwise on the same terms as the Offeree by delivery of a written notice to the Company within 5 business days after delivery of the Issuance Notice (the "Election Notice"). If any such Stockholder elects to purchase any Offered Shares, the sale of the Offered Shares shall be consummated at the same time as the Proposed Issuance or 20 business days after the delivery of the Election Notice, whichever occurs later. The rights granted in this Section 5 are exercisable by the Stockholders and their Permitted Transferees alone and are not transferable or assignable in connection with a sale of capital stock or otherwise. This Section 5 will terminate automatically with respect to any particular Stockholder, and be of no further force and effect with respect to such Stockholder, upon the earlier to occur of the consummation of an underwritten public offering registered under the Securities Act of the Common Stock or such Stockholder ceasing to own at least 50% of the capital stock owned by it on the date hereof.

          6. Stockholder Vetoes. So long as the Investor holds at least 50% of the percentage of the Company's Class A Common Stock held by it on the Closing Date, the Company shall not, and shall cause its Subsidiaries to not, without the prior written consent of the Investor:

          (a) issue equity securities or grant equity-based rights of any kind;

          (b) pay dividends on or redeem or repurchase directly or indirectly any equity;

          (c) become subject to any restriction on its right to pay dividends;

          (d) incur any indebtedness in excess of $500,000;

          (e) enter into any guarantees or joint ventures or any other business;

          (f) make any capital expenditures, acquisitions or investments in excess of $500,000;

          (g) merge or consolidate with any person;

          (h) sell or dispose of any asset or investment in excess of $500,000, other than in the ordinary course of business;

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          (i) liquidate, dissolve or affect any recapitalization or
re-organization in any form;

          (j) amend its certificate of incorporation or bylaws;

          (k) grant registration, pre-emptive or similar equity rights to any other stockholder;

          (l) enter into transactions with Affiliates of the Vendor Group or Management; or

          (m) engage any financial advisors or other external consultants.

          The provisions set forth in this Section 6 shall continue until the consummation of an Approved Sale or a Qualified Public Offering.

          7. Covenants. The Company shall, and shall cause its Subsidiaries to:

          (a) maintain satisfactory directors and officers insurance;

          (b) provide copies to the Investor of all reports and communications received from its accountants, other professional advisors and governmental agencies;

          (c) advise the Investor of all material developments, whether negative or positive;

          (d) permit the Investor and its advisors access to premises, books and records, personnel and professional advisors upon reasonable request.

          The provisions set forth in this Section 7 shall continue until the consummation of an Approved Sale or a Qualified Public Offering.

          8. Sale of the Company.

          (a) In the event of an Approved Sale each Stockholder will (i) consent to and raise no objections against the Approved Sale or the process pursuant to which the Approved Sale was arranged, (ii) waive any dissenter's rights and other similar rights, and (iii) if the Approved Sale is structured as a sale of stock, agree to sell its Stockholder Shares on the terms and conditions of the Approved Sale. Each Stockholder, consistent with applicable law, will take all necessary and desirable actions as directed by the Board and the Approving Stockholders in connection with the consummation of any Approved Sale, including without limitation executing the applicable purchase agreement and, in the case of each Stockholder, granting identical indemnification rights; provided, that no Stockholder shall be required to grant any indemnification rights which provide for liability on the part of that Stockholder other than on a several basis (and not jointly), pro-rata in accordance with the proportion which its Stockholder Common Shares bear to the total Stockholder Common


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Shares being sold in the Approved Sale, and no Stockholder shall be required to assume liability under any such indemnity in excess of the proceeds received by it in connection with the Approved Sale. Each Stockholder required to make indemnification payments in connection with any Approved Sale shall have a right to recover from the Other Stockholders to the extent that the amount required to be paid by such Stockholder was disproportionate to the proportion of the total consideration received by all Stockholders, compared to the consideration actually received by such Stockholder.

          (b) If the Company or the holders of the Company's securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) under the Securities Act may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the Stockholders will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501 of the Securities
Act) reasonably acceptable to the Company. If any Stockholder appoints a purchaser representative reasonably acceptable to the Company, the Company will pay the fees of such purchaser representative, but if any Stockholder declines to appoint a purchaser representative reasonably acceptable to the Company, such Stockholder will appoint another purchaser representative and such holder will be responsible for the fees of the purchaser representative so appointed.

          (c) All Stockholders will bear their pro rata share (based upon the number of shares sold) of the reasonable costs of any sale of Stockholder Shares pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all selling Stockholders and are not otherwise paid by the Company or the acquiring party. Costs incurred by any Stockholder on its own behalf will not be considered costs of the transaction hereunder.

          9. Initial Public Offering. In the event that the Board and the holders of a majority of the Investor Shares approve an initial public offering and sale of the Company's equity securities (a "Public Offering") pursuant to an effective registration statement under the Securities Act, the holders of Stockholder Shares shall take all necessary or desirable actions in connection with the consummation of the Public Offering. In the event that such Public Offering is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the Company's capital stock structure would adversely affect the marketability of the offering, each holder of Stockholder Shares shall consent to and vote for a recapitalization, reorganization and/or exchange of the Stockholder Shares into securities that the managing underwriters, the Board and holders of a majority of the shares of Investor Shares find acceptable and shall take all necessary or desirable actions in connection with the consummation of the recapitalization, reorganization and/or exchange; provided that the resulting securities reflect and are consistent with the rights and preferences set forth in the Company's certificate of incorporation as in effect immediately prior to such Public Offering.

          10. Financial Statements and Other Information. The Company shall, during such periods of time as any holder of Investor Shares or the Seller's Representative (as defined in the Recapitalization Agreement) may request, deliver to such Person:

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          (a) as soon as available but in any event within 30 days after the end of each monthly accounting period in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such monthly period, setting forth in each case comparisons to the annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments;

          (b) within 85 days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the annual budget and to the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by (a) with respect to the consolidated portions of such statements, an opinion of an independent accounting firm of recognized national standing, and (b) a copy of such firm's annual management letter to the Board;

          (c) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company's operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder);

          (d) at least 30 days prior to the beginning of each fiscal year, an annual budget prepared on a monthly basis for the Company and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), and promptly upon preparation thereof any other significant budgets prepared by the Company and any revisions of such annual or other budgets, and within 30 days after any monthly period in which there is a material adverse deviation from the annual budget, an Officer's Certificate explaining the deviation and what actions the Company has taken and proposes to take with respect thereto;

          (e) promptly (but in any event within five business days) after the discovery or receipt of notice of any default under any material agreement to which it or any of its Subsidiaries is a party or any other material adverse event or circumstance affecting the Company or any Subsidiary (including the filing of any material litigation against the Company or any Subsidiary or the existence of any dispute with any Person which involves a reasonable likelihood of such litigation being commenced), an Officer's Certificate specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

          (f) within ten days after transmission thereof, copies of all financial statements, proxy statements, reports and any other general written communications which the Company sends to its stockholders and copies of all registration statements and all regular, special or periodic reports which it files, or any of its officers or directors file with respect to the Company, with the Securities and Exchange Commission or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company's businesses; and

          (g) with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any Person entitled to receive information under this Section 10 may reasonably request.

          11. Inspection Rights. The Company shall permit any representatives designated by the Investor (so long as the Investor holds any Stockholder Shares), upon reasonable notice and during normal business hours, to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries.

          12. Legend. Each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the transfer of any Stockholder Shares (if such shares remain Stockholder Shares as defined herein after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN A STOCKHOLDERS AGREEMENT AMONG THE COMPANY AND THE SIGNATORIES THERETO DATED AS OF _________________, A REGISTRATION RIGHTS AGREEMENT AMONG THE COMPANY AND THE SIGNATORIES THERETO DATED AS OF _________________, AND CERTAIN OTHER AGREEMENTS. A COPY OF SUCH AGREEMENTS MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

The Company shall imprint such legend on certificates evidencing Stockholder Shares. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Stockholder Shares. In addition, upon consummation of a Qualified Public Offering, the legend set forth above shall be removed from all the certificates evidencing Stockholder Shares.

          13. Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Stockholder Shares in violation of any provision of this Agreement shall be null and void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.

          14. Transfer of Stockholder Shares.

          (a) Stockholder Shares are transferable only pursuant to (i) public offerings registered under the Securities Act, (ii) subject to the provisions of
Section 4 above, Rule 144 or Rule 144A (or any similar exemption or rule then in effect) of the Securities Act if any such rule is available, and (iii) subject to Sections 4 or 8 above and Section 14(b) below, any other legally available means of Transfer.

          (b) In connection with the Transfer of any Stockholder Shares other than a Transfer described in clause (i) or (ii) of Section 14(a) above or pursuant to Section 8 above, the holder thereof shall deliver written notice to the Company describing in reasonable detail the Transfer or proposed Transfer, together with an opinion of counsel reasonably acceptable to the Company to the effect that such Transfer of Stockholder Shares may be effected without registration of such Stockholder Shares under the Securities Act. In addition, if the holder of the Stockholder Shares delivers to the Company an opinion of counsel that no subsequent Transfer of such Stockholder Shares shall require registration under the Securities Act, the Company shall promptly upon such contemplated Transfer deliver new certificates for such Stockholder Shares which do not bear the first sentence of the legend set forth in Section 12 above. If the Company is not required to deliver new certificates for such Stockholder Shares not bearing such legend, the holder thereof shall not consummate a Transfer of the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this
Section 14 and Section 12 above.

          (c) Upon the request of a holder of Stockholder Shares, the Company shall promptly supply to such Person or its prospective transferees all information regarding the Company required to be delivered in connection with a Transfer pursuant to Rule 144A (or any similar rule or rules then in effect) under the Securities Act.

          (d) Upon the request of any holder of Stockholder Shares, the Company shall remove the first sentence of the legend set forth in Section 12 above from the certificates for such holder's Stockholder Shares; provided, that such Stockholder Shares are eligible for sale pursuant to Rule 144(k) (or any similar rule or rules then in effect) under the Securities Act.

          15. Transfer. Prior to transferring any Stockholder Shares (other than in a Public Sale or subsequent to a Qualified Public Offering) to any person or entity, the transferring Stockholder shall cause the prospective transferee to execute and deliver to the Company and the other Stockholders a counterpart of this Agreement.

          16. Transaction Fee. In connection with the transactions contemplated under the Recapitalization Agreement, the Company shall pay to the Investor or its designee a transaction fee of $5 million.

          17. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile to the recipient. Such notices, demands and other communications will be sent to the address indicated below:

                     Notices to the Company:

                     Knowles Electronics, Inc.
                     1151 Maplewood Drive
                     Itasca, IL 60143
                     Fax :       (630) 250-0575
                     Attn.:      Chief Executive Officer

                           with copies (which shall not constitute notice) to:

                           Key Acquisition, L.L.C.
                           c/o Doughty Hanson & Company, Ltd.
                           Times Place
                           45 Pall Hall
                           London SW1Y 5JG
                           Fax:        011-44-171-747-9325
                           Attn.:      Ken Terry

                           and (which shall not constitute notice) to:

                           Kirkland & Ellis
                           Citicorp Center
                           153 East 53rd Street
                           New York, NY 10022-4675
                           Fax:        212-446-4900
                           Attn:       Adrian van Schie

                     To the Investor:

                     Key Acquisition, L.L.C.
                     c/o Doughty Hanson & Company, Ltd.
                     Times Place
                     45 Pall Hall
                     London SW1Y 5JG
                     Fax:        011-44-171-747-9325
                     Attn.:      Ken Terry
                     with copies (which shall not constitute notice) to:

                     Kirkland & Ellis
                     Citicorp Center
                     153 East 53rd Street
                     New York, NY 10022-4675
                     Fax:        212-446-4900
                     Attn:       Adrian van Schie

               To any member of the Vendor Group:
               John W. Hupp
               200 S. Michigan Avenue, Suite 1100
               Chicago, IL 60604
               Fax:        312-939-5617

                     with copies (which shall not constitute notice) to:

                     Defrees & Fiske
                     200 S. Michigan Avenue, Suite 1100
                     Chicago, IL 60604
                     Fax:        312-939-5617
                     Attn:       Henry J. Underwood

               To any member of Management:

               c/o Knowles Electronics, Inc.
               1151 Maplewood Drive
               Itasca, IL 60143
               Fax :       (630) 250-0575
               Attn.:      [EXECUTIVE]

                        with copies (which shall not constitute notice) to:

                        Latham & Watkins
                        Sears Tower, Suite 5800
                        Chicago, IL 60608
                        Fax :       (312) 993-9767
                        Attn:       Stephen S. Bowen

               To any Warrantholder:

               Morgan Senior Funding Inc.
               1585 Broadway
               New York, New York  10036
               Attn:       [                    ]
or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

          18. Miscellaneous.

          (a) No Inconsistent Agreements. The Company will not enter into any agreement which is inconsistent with or violates the rights granted to the holders of Stockholder Shares in this Agreement.

          (b) Remedies. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

          (c) Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the Company and the holders of not less than 51% of the Stockholder Shares, respectively; provided that no amendment or waiver that would adversely effect a Stockholder's rights hereunder vis-a-vis or as compared to the rights of the Other Stockholders may be effected without consent of such Stockholder. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

          (d) Waiver of Jury Trial. Each of the parties to this Agreement hereby waives, to the fullest extent permitted by law, any right to trial by jury of any claim, demand, action, or cause of action (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the transactions related hereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity, or otherwise. Each of the parties to this Agreement hereby agrees and consents that any such claim, demand, action, or cause of action shall be decided by court trial without a jury and that the parties to this Agreement may file an original counterpart of a copy of this Agreement with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

          (e) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Stockholder Shares are also for the benefit of, and enforceable by, any subsequent holder of Stockholder Shares, unless otherwise provided herein.

          (f) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          (g) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

          (h) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          (i) GOVERNING LAW. THE CORPORATE LAW OF DELAWARE WILL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS. ALL OTHER ISSUES CONCERNING THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF ILLINOIS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF ILLINOIS.

                                    * * * * *

          IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date first above written.

                                 KNOWLES ELECTRONICS, INC.

                                 By: /s/ REG GARRATT
                                    --------------------------------------------
                                 Its:CNM/CEO

                                 KEY ACQUISITION, L.L.C.

                                 By: /s/ KEN TERRY
                                    --------------------------------------------
                                 Its:

                                 VENDOR GROUP:

                                 By: /s/ JOHN W. HUPP
                                    --------------------------------------------
                                         John W. Hupp, Seller's Representative

                                 MANAGEMENT:

                                 /s/ REG GARRATT
                                 ---------------------------------
                                 REG GARRATT

                                 /s/ DOUG BRANDER
                                 ---------------------------------
                                 DOUG BRANDER

                                 /s/ PAT CAVANAGH
                                 ---------------------------------
                                 PAT CAVANAGH

                                 /s/ DAVID YANG
                                 ---------------------------------
                                 DAVID YANG

                                 /s/ HERBERT HAFNER
                                 ---------------------------------
                                 HERBERT HAFNER

                                 /s/ PAUL M. BRYANT
                                 ---------------------------------
                                 PAUL M. BRYANT

                                 /s/ STEPHEN D. PETERSEN
                                 ------------------------------------------
                                 STEPHEN D. PETERSEN

                                 /s/ LOUIS T. MORABITO
                                 ------------------------------------------
                                 LOUIS T. MORABITO

                                 /s/ PETER V. LOEPPERT
                                 ------------------------------------------
                                 PETER V. LOEPPERT

                                 /s/ CHRISTOPHER R. NICOL
                                 ------------------------------------------
                                 CHRISTOPHER R. NICOL

                                 /s/ ROBERT A. DRANTER
                                 ------------------------------------------
                                 ROBERT A. DRANTER

                                 /s/ SERGEI KOCHKIN
                                 ------------------------------------------
                                 SERGEI KOCHKIN

                                 /s/ TED J. STANIEC
                                 ------------------------------------------
                                 TED J. STANIEC

                                 /s/ PAUL F. DOLINER
                                 ------------------------------------------
                                 PAUL F. DOLINER

                                                                      EXHIBIT A

--------------------------------------------------------------------------------
Nancy W. Knowles, John W. Hupp and Continental Bank N.A., as Trustees for the Marital Trust under the Hugh S. Knowles Trust dtd. 8/22/74
--------------------------------------------------------------------------------
Nancy W. Knowles, John W. Hupp and Continental Bank N.A., as Trustees for the Nancy W. Knowles Trust under the Hugh S. Knowles Trust dtd. 8/22/74
--------------------------------------------------------------------------------
Nancy W. Knowles, John W. Hupp and Continental Bank N.A., as Trustees for the James E. Knowles Trust under the Hugh S. Knowles Trust dtd. 8/22/74
--------------------------------------------------------------------------------
Nancy W. Knowles, John W. Hupp and Continental Bank N.A., as Trustees for the Margaret Knowles Schink Trust under the Hugh S. Knowles Trust dtd. 8/22/74
--------------------------------------------------------------------------------
Nancy W. Knowles, John W. Hupp and Continental Bank N.A., as Trustees for the Margaret Knowles Schink Sub-Trust under the Hugh S. Knowles Trust dtd. 8/22/74
--------------------------------------------------------------------------------
Nancy W. Knowles, John W. Hupp and Continental Bank N.A., as Trustees for the Katherine Knowles Strasburg Trust under the Hugh S. Knowles Trust dtd. 8/22/74
--------------------------------------------------------------------------------
Nancy W. Knowles, John W. Hupp and Continental Bank N.A., as Trustees for the Katherine Knowles Strasburg Sub-Trust under the Hugh S. Knowles Trust dtd. 8/22/74
--------------------------------------------------------------------------------
Nancy W. Knowles, John W. Hupp and Continental Bank N.A., as Trustees of the Nancy J. Knowles Trust under the Hugh S. Knowles Trust dtd. 8/22/74
--------------------------------------------------------------------------------
James E. Knowles, Trustee under James E. Knowles d/o/t dated 12/18/96
--------------------------------------------------------------------------------
Margaret Knowles Schink, as Trustee f/b/o Margaret Knowles Schink u/t/a dtd. 10/27/72
--------------------------------------------------------------------------------
Katherine Knowles Strasburg, Trustee of the Katherine Knowles Strasburg Separate Property Revocable Trust UTA dtd. 12/3/88
--------------------------------------------------------------------------------
Nancy W. Knowles, Trustee of The Nancy W. Knowles d/o/t dated 4/18/90
--------------------------------------------------------------------------------
James Hugh Knowles
--------------------------------------------------------------------------------
Charles L. Knowles
--------------------------------------------------------------------------------
Susan Knowles Bates and Richard J.S. Bates, as Tenants in Common
--------------------------------------------------------------------------------
Hugh C. Schink
--------------------------------------------------------------------------------
Katherine Knowles Strasburg, as Trustee f/b/o Theodore Knowles Schink u/t/a dtd. 12/24/79
--------------------------------------------------------------------------------
Margaret Knowles Schink, as Trustee f/b/o Laura Anne Strasburg u/t/a dtd.
12/30/78
--------------------------------------------------------------------------------
Paul A. Strasburg, as Custodian for Gregory Arthur Strasburg under the NY Uniform Gifts to Minors Act
--------------------------------------------------------------------------------
Paul A. Strasburg, as Custodian for Gregory Arthur Strasburg under the CA Uniform Transfers to Minors Act
--------------------------------------------------------------------------------
Paul A. Strasburg, as Trustee of the Paul A. Strasburg Revocable Trust UTA
dated 10/27/94
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Susan Knowles Bates and Richard J. S. Bates, as Trustees Under the Bates Children Trust II dtd. 12/15/92
--------------------------------------------------------------------------------
James Hugh Knowles, as Successor Trustee of the Bates Children 1997 Irrevocable Trust dtd 12/31/97
--------------------------------------------------------------------------------
James H. Knowles and Robert E. Spellmeyer, Trustees of the James E. Knowles 1998 Gift Trust for James
--------------------------------------------------------------------------------
Charles L. Knowles and Robert J. Nelson, Trustees of the James E. Knowles 1998 Gift Trust for Charles
--------------------------------------------------------------------------------
Susan K. Bates and Richard J. S. Bates, Trustees of the James E. Knowles 1998 Descendants Trust for Susan
--------------------------------------------------------------------------------
James Hugh Knowles and Robert Spellmeyer as Trustees of the Susan Knowles Bates 1998 Family Trust
--------------------------------------------------------------------------------
James Hugh Knowles, as Trustee of the Richard J. S. Bates 1998 Family Trust
--------------------------------------------------------------------------------
Margaret Knowles Schink and Marsden S. Blois III, co-trustees of the Katherine Knowles Strasburg Qualified annuity Trust for Laura Anne Strasburg, dtd
8/28/98
--------------------------------------------------------------------------------
Margaret Knowles Schink and Marsden S. Blois III, co-trustees of the Katherine Knowles Strasburg Qualified Annuity Trust for Gregory Arthur Strasburg, dtd 8/28/98
--------------------------------------------------------------------------------
Margaret Knowles Schink and Marsden S. Blois III, co-trustees of the Katherine Knowles Strasburg Irrevocable Trust for Laura Anne Strasburg, dtd 8/28/98
--------------------------------------------------------------------------------
Margaret Knowles Schink and Marsden S. Blois III, co-trustees of the Katherine Knowles Strasburg Irrevocable Trust for Gregory Arthur Strasburg, dtd 8/28/98
--------------------------------------------------------------------------------
Margaret Knowles Schink and Marsden S. Blois III, co-trustees of the Laura Anne Strasburg Irrevocable GST Trust, dtd 8/28/98
--------------------------------------------------------------------------------
Margaret Knowles Schink and Marsden S. Blois III, co-trustees of the Gregory Arthur Strasburg Irrevocable GST Trust, dtd 8/28/98
--------------------------------------------------------------------------------
Katherine Knowles Strasburg, Trustee of the Margaret Knowles Schink 1998 Gift Trust for Tad U/A/D 8/14/98
--------------------------------------------------------------------------------
Katherine Knowles Strasburg and Hugh C. Schink, Trustees of the Margaret Knowles Schink 1998 Gift Trust for Hugh U/A/D 8/14/98
--------------------------------------------------------------------------------
Katherine Knowles Strasburg, Trustee of the Margaret Knowles Schink Annuity 3 Trust U/A/D 9/3/98
--------------------------------------------------------------------------------
Katherine Knowles Strasburg, Trustee of the Margaret Knowles Schink Annuity 5 Trust U/A/D 9/3/98
--------------------------------------------------------------------------------
Katherine Knowles Strasburg, Trustee of the Margaret Knowles Schink Annuity 7 Trust U/A/D 9/3/98
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Katherine Knowles Strasburg, Trustee of the Margaret Knowles Schink Annuity 12 Trust U/A/D 9/3/98
--------------------------------------------------------------------------------
Katherine Knowles Strasburg, Trustee of the Margaret Knowles Schink 1998 Descendants Trust U/A/D 8/14/98
--------------------------------------------------------------------------------